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By Telecopy and Regular Mail
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                                                              October 1, 2003

Mr. Michael J. Emmi
35 Deepdale Road
Strafford, PA 19087

                            Re: Retirement Agreement

Dear Mike:

         I refer to the Retirement Agreement made as of January 2, 2002 (the "Agreement") between you and the Company. All terms defined in the Agreement shall have the same meaning ascribed to them in the Agreement when used in this letter.

         In Section 2.3.3 of the Agreement, the Company agreed to continue to pay the premiums under the Split Dollar Policies for coverage through the fifth anniversary of the Retirement Date. You and the Company agree that in full discharge of the Company's obligation under Section 2.3.3 to pay the premiums for the Split Dollar Policies, the Company shall pay to you the aggregate sum of $343,793, as follows: $35,744 within 5 days after you countersign this letter and return a copy to SCT, and the remaining $308,049 on January 1, 2004. Applicable taxes shall be withheld from the foregoing payments.

         Please indicate your agreement to the matters set forth in this letter by signing below in the space provided and returning to me the enclosed copy of this letter. Thank you.

                                                  Very truly yours,

                                                  /s/ Eric Haskell
                                                  ------------------------------
                                                  Eric Haskell
                                                  Executive Vice President,
                                                  Finance and Administration and
                                                  Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Michael J. Emmi
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Michael J. Emmi